                                                                    EXHIBIT 4.10
                                                                  EXECUTION COPY

                       PRECISION OPTICS CORPORATION, INC.

                  SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                          COMMON STOCK PURCHASE WARRANT



         Precision Optics Corporation, Inc., a Massachusetts corporation (the "COMPANY"), hereby agrees that, for value received, Special Situations Private Equity Fund, L.P., a Delaware limited partnership, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after August 5, 1999, and before 5:00 p.m., Boston, Massachusetts time, on August 5, 2004, in whole or in part, an aggregate of 350,000 shares (the "WARRANT SHARES") of the common stock of the Company, $0.01 par value per share (the "COMMON STOCK"), at a price per share of $1.125 (the "INITIAL WARRANT PRICE").

         1. EXERCISE OF WARRANT. The purchase rights exercised by this Warrant shall be exercised by the holder surrendering this Warrant to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the Warrant Price (as defined in Section 3.a) payable in respect of the Warrant Shares being purchased, along with the exercise form attached hereto duly executed by such holder. If less than all of the Warrant Shares are purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date thereof) evidencing the number of Warrant Shares not so purchased. Two business days after the exercise of this Warrant and payment of the Warrant Price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the shares purchased. The Company may require that such certificate or certificates contain on the face thereof legends substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH STATE LAWS."

         2. NEGOTIABILITY. This Warrant is issued upon the following terms, to which each taker or owner hereof consents and agrees:

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         a. This Warrant may be sold, assigned or transferred by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

         b. Subject to the next paragraph, any person in possession of this Warrant, properly endorsed, is authorized to represent himself or herself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a holder in due course. Each prior taker or owner waives and renounces all of his, her or its equities or rights in this Warrant in favor of every such holder in due course, and every such holder in the due course shall acquire absolute title hereto and to all rights represented hereby.

         c. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

         3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         a. GENERAL; NUMBER OF SHARES; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, as designated by the holder of this Warrant pursuant to Section 1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "WARRANT PRICE" shall initially be the Initial Warrant Price, shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

         b. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share less than the greater of the Current Market Price or the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.g hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction:

                  i. the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

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                  ii.      the denominator of which shall be the number of
                           shares of Common Stock outstanding immediately after such issue or sale.

For purposes of this Warrant, (i) the term "ADDITIONAL SHARES OF COMMON STOCK" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.c or 3.d hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of this Warrant and (ii) the term "CURRENT MARKET PRICE" means, on any date specified herein, the average closing bid price, for the ten most recent trading days, of the Common Stock on the Nasdaq Small Cap Market or, if the Common Stock shall not then be quoted on the Nasdaq Small Cap Market but shall otherwise be traded in the over-the-counter market, on such over-the-counter market. If at any time the Common Stock shall not be quoted on the Nasdaq Small Cap Market or otherwise traded in the over-the-counter market, the "Current Market Price" of a share of Common Stock shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors) as of a date which shall be within 15 days of the date of determination.

         c. TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume any Options or Convertible Securities (both as defined below), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption; PROVIDED, HOWEVER, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.e hereof) of such shares would be less than the greater of the Current Market Price or the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption, as the case may be; and PROVIDED, FURTHER, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  i. no further adjustment of the Warrant Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

                  ii. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed

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                           upon the original issue, sale, grant or assumption
                           thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  iii. upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof, and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (A) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.e hereof) upon the issue or sale of such

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                                    Convertible Securities with respect to which
                                    such Options were actually exercised;

For purposes of this Warrant, (i) the term "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities and (ii) the term "CONVERTIBLE SECURITIES" means all evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         d. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or (ii) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         e. COMPUTATION OF CONSIDERATION. For the purposes of this Section 3:

                  i. the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                           (A) insofar as it consists of cash, be computed at the amount of cash actually received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                           (B)      insofar as it consists of property
                                    (including securities) other than cash
                                    actually received by the Company, or of
                                    consideration other than cash or of other property, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company;

                           (C) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in

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                                    clauses (A) and (B) above, allocable to such
                                    Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

                  ii. Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.c hereof shall be deemed to have been issued for a consideration per share determined by dividing:

                           (A) the total amount of cash and other property, if
                  any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in Section 3.e.i., by

                           (B) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  iii. Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.d hereof shall be deemed to have been issued for no consideration.

         f. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         g. MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment of the Warrant Price required pursuant to this Section 3 would be less than one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and

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together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Warrant Price.

         h. SHARES DEEMED OUTSTANDING. For all purposes of the computations to be made pursuant to this Section 3: (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.c or 3.d hereof, such Additional Shares shall be deemed to be outstanding, (ii) treasury shares shall not be deemed to be outstanding, (iii) no adjustment shall be made in the Warrant Price upon the issuance of Common Stock, Options and Convertible Securities to employees, directors of and consultants to the Company pursuant to the Company's 1997 Incentive Plan (under which a total of 1,200,000 shares of Common Stock have been reserved for issuance) in respect of services rendered to the Company by such persons and (iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities outstanding on the date hereof, including without limitation the Warrants, but this Section 3.h shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 3.c hereof.

         4. MERGER; REORGANIZATION. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately before such reorganization, reclassification, consolidation or merger, the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant had the Warrant been exercised. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         5. REPORT AS TO ADJUSTMENTS. When any adjustment is required to be made in the Warrant Price, the Company shall forthwith determine the new Warrant Price; and

         a. Prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new Warrant Price; and

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         b. Cause a copy of such statement to be mailed to the holder of this
Warrant as of a date within ten days after the date when the circumstances giving rise to the adjustment occurred.

         6. INVESTMENT INTENT. The Warrant Shares are subject to the Registration Rights Agreement dated as of August 5, 1999 between the Company, Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. However, as of the date hereof, neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Warrant is issued to the holder on the condition that this Warrant and any Common Stock purchased upon exercise of this Warrant are or will be purchased for investment purposes and not with an intent to distribute the same. Before making any disposition of this Warrant or of any Common Stock purchased upon exercise of this Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition.

         7. COMPANY CALL. If, prior to the exercise or earlier expiration of this Warrant pursuant to the terms hereof, the last sale price of the Common Stock on the Nasdaq Small Cap Market equals or exceeds $2.25 on each of any 20 consecutive trading days, the Company shall be entitled, within 10 trading days of the last of such 20 consecutive trading days, at its option, to issue a notice (a "CALL NOTICE") to the holder of this Warrant to the effect that the Company is exercising its rights pursuant to this Section 7. Upon receipt of a Call Notice (which receipt will be deemed to occur on the one business day following the dispatch of such Call Notice by the Company by a nationally recognized overnight courier), the holder shall have until 5.00 p.m., Boston, Massachusetts time, on the tenth business day following receipt of the Call Notice to exercise the Warrant in accordance with Section 1 hereof. Upon the expiration of such ten day period, if not sooner exercised, this Warrant will terminate and the holder's and the Company's rights and obligations hereunder will cease without payment of consideration. Notwithstanding the foregoing provisions of this Section 7, the Company may not issue a Call Notice unless and until a registration statement is effective, or no longer required, with respect to the resale of the Warrant Shares.

         8. NOTICES. The Company shall mail to the registered holder of this Warrant, at his or her last address appearing on the books of the Company, not less than 20 days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription right, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

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         Notwithstanding such notice requirements, until exercise and payment therefor, any holder of this Warrant shall not be deemed a shareholder of the Company with respect to shares of Common Stock underlying the Warrant.

         9. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of this Warrant on the terms and conditions herein set forth shall be reserved at all times for the exercise of such Warrant.

         10. MISCELLANEOUS. Whenever reference is made herein to the issuance or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Company will not, by amendment of its Articles of Organization or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of Warrant Shares purchased on the exercise of this Warrant and the holder of any new Warrants issued pursuant to Section 1 upon the purchase of less than all of the Common Stock purchasable under this Warrant, and the word "holder" shall include the plural thereof.

         All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all taxes in respect of the issuance thereof.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, this Warrant has been duly executed by Precision Optics Corporation, Inc. this 5th day of August, 1999.

                                              PRECISION OPTICS CORPORATION, INC.


                                              By:  /s/ Richard E. Forkey
                                                   -----------------------------
                                                   President





























                 [Special Situations Private Equity Fund, L.P.]

                                    [Warrant]

                                  EXERCISE FORM
                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

To Precision Optics Corporation, Inc.:

         The undersigned, the holder of the within warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder *________________ shares of the Common Stock of Precision Optics Corporation, Inc., and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned.


Dated:                                         SPECIAL SITUATIONS PRIVATE EQUITY
      ---------------------                    FUND, L.P.


                                               By:
                                                  ------------------------------
                                                  Title:

                                                  [Address]

*Insert here all or such portion of the number of shares called for on the face of the within warrant in 10,000 or more share increments with respect to which the holder desires to exercise the purchase right represented thereby, without adjustment for any other or additional stock, other securities, property or cash which may be deliverable on such exercise.

                                 ASSIGNMENT FORM
                (TO BE SIGNED ONLY UPON TRANSFER OF THE WARRANT)


         For value received, the undersigned hereby sells, assigns and transfers unto _______________________ the right represented by the within warrant to purchase _________________ of the shares of Common Stock of Precision Optics Corporation, Inc. to which the within warrant relates and appoints _____________________ attorney to transfer said right on the books of Precision Optics Corporation, Inc., with full power of substitution in the premises.


Dated:                                         SPECIAL SITUATIONS PRIVATE EQUITY
      -----------------                        FUND, L.P.


                                               By:
                                                  ------------------------------
                                                  Title: